EXHIBIT 99.1

Contact: Lendway, Inc. Randy Uglem, CEO (763) 392-6200

FOR IMMEDIATE RELEASE

LENDWAY, INC. ANNOUNCES

NEW AUTHORIZATION TO REPURCHASE UP TO 400,000 SHARES

MINNEAPOLIS, MN – August 28, 2023 – Lendway, Inc. (Nasdaq: LDWY) (“Lendway”) announced today that its Board of Directors has authorized a new stock repurchase program of up to 400,000 of the company’s outstanding common stock, par value $.01 per share.

The shares may be purchased by Lendway from time to time in open market transactions at prevailing market prices, in privately negotiated transaction, or by other means in accordance with federal securities laws. The manner, timing, number and prices of shares purchased by Lendway under the program will be determined by management at its discretion and will depend on a number of factors, including the market price of Lendway’s common stock, general market and economic conditions, and applicable legal requirements. The Repurchase Program does not obligate Lendway to acquire any particular amount of its common stock or to acquire shares on any particular timetable and may be suspended or discontinued at any time in Lendway’s discretion.

About Lendway, Inc.

Lendway, Inc. is focused on building a scalable non-bank lending platform to purchase existing loans and/or originate and fund new loans.

For additional information, contact (800) 874-4648, or visit our website at www.lendway.com

Investor inquiries can be submitted to info@lendway.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not statements of historical or current facts are considered forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The words “anticipate,” “continue,” “expect,” “plan,” “remain,” “will” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release. Statements made in this press release regarding, for instance, the timing of potential repurchases, if any, of shares of common stock are forward-looking statements. These forward-looking statements are based on current information, which we have assessed and which by its nature is dynamic and subject to rapid and even abrupt changes. As such, actual results may differ materially from the results or performance expressed or implied by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2022 and additional risks, if any, identified in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K filed with the SEC. Such forward-looking statements should be read in conjunction with Lendway’s filings with the SEC. Insignia assumes no responsibility to update the forward-looking statements contained in this press release or the reasons why actual results would differ from those anticipated in any such forward-looking statement, other than as required by law.